Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-1 of FPB Bancorp, Inc. (the “Company”), dated September 15, 2009, of our reports appearing in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2008, and on Form 10-KSB for the years ended December 31, 2007 and December 31, 2006. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

HACKER, JOHNSON & SMITH PA

Tampa, Florida

September 17, 2009